Exhibit 10.3.1

CERTIFICATE OF AMENDMENT
TO THE 1999 STOCK PLAN OF
UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

Universal Access Global Holdings Inc. (the “Corporation”), a corporation organized and existing under and by virtue of Delaware General Corporation Law, DOES HEREBY CERTIFY:

FIRST:  That the Corporation’s 1999 Stock Plan (the “Plan”) be, and hereby is, amended by inserting the following as the new last two sentences of paragraph 1 of Section 3 of the Plan:

Notwithstanding the forgoing, the number of shares of common stock reserved for issuance under the Plan in 2004 is increased from 500,000 to 1,250,000 shares.  This increase does not modify the number of authorized shares that may be issued under the Plan in subsequent years.

SECOND:  That in accordance with Section 15(a) of the Plan the Board of Directors of the Corporation through its Compensation Committee adopted the foregoing amendment at a meeting held on March 15, 2004, and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

THIRD:  That in accordance with Section 15(b) of the Plan the stockholders of the Corporation entitled to vote thereon approved the foregoing amendment at the Corporations 2004 annual stockholders meeting held on May 27, 2004.

IN WITNESS WHEREOF, the undersigned, being the Secretary of the Corporation, for the purpose of amending the Plan in accordance with the applicable provisions of the Plan, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and that the facts stated herein are true, and accordingly has hereunto signed this Amendment to the Plan as of May 27, 2004.

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

By:	/S/ Richard L. Monto

Richard L. Monto, Secretary